UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2026
CIRCLE INTERNET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42671	99-2840274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One World Trade Center New York, NY 10007
(332) 334-0660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CRCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On September 25, 2026, P. Sean Neville tendered his resignation to the Board of Directors (the “Board”) of Circle Internet Group, Inc. (the “Company”), effective immediately, for personal reasons. Mr. Neville is a co-founder of the Company and has served on the Board since 2016. Mr. Neville’s departure is part of an orderly process of Board refreshment, and not due to any disagreement with the operations, policies, or practices of the Company. The Company thanks Mr. Neville for his service to the Company and his meaningful contributions to the Company’s founding and success.

Effective with the resignation described herein, the size of the Board was reduced from eight to seven directors.

Departure of Chief Financial Officer

On September 25, 2026, Jeremy Fox-Geen, Chief Financial Officer of the Company, notified the Company of his intention to step down. To assist with a smooth transition, Mr. Fox-Geen will continue as Chief Financial Officer through the end of December 2026, unless a successor is appointed sooner. The company has commenced a search for its next Chief Financial Officer with the assistance of a leading executive search firm. Mr. Fox-Geen’s departure from the Company did not result from any disagreement with the operations, policies, or practices of the Company.

In connection with Mr. Fox-Geen’s departure, the Company entered into a Post-Termination Restrictive Covenant Agreement (the “Agreement”) with Mr. Fox-Geen. Under the Agreement, Mr. Fox-Geen will continue to serve as Chief Financial Officer through the earlier of December 31, 2026 or the appointment of a successor, and will remain employed through a final resignation date of December 31, 2026, assisting with the transition. During this period he will continue to receive his current base salary ($500,000 annualized), remain eligible for his 2026 annual incentive award at a target of 110% of base salary (with payment based on actual performance), continue vesting in his outstanding equity awards, and remain eligible for Company benefit plans. In consideration for his compliance with the restrictive covenants set forth in the Agreement and his execution and non-revocation of a release in favor of the Company, the Company will provide Mr. Fox-Geen: (i) an aggregate cash payment of $1,050,000, paid in equal monthly installments over the 12 months following his resignation date; (ii) accelerated vesting of restricted stock units equal to two additional months of vesting; and (iii) a 12-month extension of the post-termination exercise period for his outstanding non-qualified stock options. The Agreement contains a 24-month post-employment employee non-solicitation and non-hire covenant and a 12-month post-employment non-competition covenant applicable to competing businesses, along with customary confidentiality, cooperation, and release provisions.

Item 7.01 Regulation FD Disclosure.

On September 25, 2026, the Company issued a press release announcing Mr. Fox-Geen’s departure, as described in Item 5.02 above. The press release is furnished as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in Item 7.01 of this Report and the related Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Report, except as shall be expressly set forth by specific reference in such a filing.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
99.1	Press Release dated September 25, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE INTERNET GROUP, INC.
Date: September 25, 2026	By:	/s/ Heath P. Tarbert
	Name:	Heath P. Tarbert
	Title:	President